As filed with the Securities and Exchange Commission on April 22, 2015

Registration No. 333-200554

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7 to

FORM S-1/A

REGISTRATION STATEMENT

Under

The Securities Act of 1933

7 Venture Group

(Name of small business issuer in its charter)

California		46-5293154
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7 Venture Group

8105 Irvine Center Drive Suite 900

Irvine, California 92618

Telephone (949)-936-2596

(Address and telephone number of Registrant’s principal executive offices)

(Name, address and telephone number of Registrant’s agent for service)

Please send copies of all communications to:

Joseph Lambert Pittera, Esq.

Law Offices of Joseph Lambert Pittera

2214 Torrance Boulevard

Torrance, California 90501

Telephone: (310) 328-3588

Facsimile No. (310) 328-3063

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated [_]	Accelerated filer [_]
Non-accelerated filer [_]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	Per Share ($)	($)(2)	Fee($)

Shares of Common	5,000,000	$1.00	$5,000,000	$581.00*
Stock, $ Par Value	$.01

1	5,000,000 shares are being offered by a direct offering at the price of $1.00 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.
*	Previously Paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we, nor the selling shareholders, may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we, nor the selling stockholders, are soliciting offers to buy these securities in any state where the offer of sale is not permitted.

Prospectus

7 Venture Group

8105 Irvine Center Drive Suite 900

Irvine, California 92618

Telephone (949)-936-2596

Fax: 888-391-9353

A Maximum of 5,000,000 Shares of Common Stock

At $1.00 Per Share

7 Venture Group (“Company”) is registering a maximum of 5,000,000 shares of its common stock at a fixed price of $1.00 per share for sale to the general public in an officer/director best efforts offering. The Issuer will not be allowed access to any funds until the minimum of $10,000 has been deposited into its escrow account signifying the sale of at least a minimum of 10,000 common shares. From the date the date the common shares are registered for sale, the Company will have 180 days to sell the 10,000 minimum shares. If after 180 days, the Company has not met the minimum, the funds will be returned to the purchasers.

The Company is a development stage startup, and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Prior to this offering, there has been no public market for 7 Venture Group’s common stock. We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company qualifies as an emerging growth company as defined in the Jumpstart Our Business Act. An emerging growth company is defined as an issuer with less than $1,000,000,000 total annual gross revenues during its most recently completed fiscal year. Title 1 of the Jumpstart Our Business Startups Act allows for scaled disclosures for emerging growth companies including no requirement for Sarbanes-Oxley Act Section 404(b) auditor attestations of internal control over financial reporting. Emerging growth companies also need not provide more than two years of audited financial statements per Section 7(a)(2)(A) of the Securities Act. The Company has elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b), which is irrevocable.

The Company’s Emerging Growth Status Terminates on the earliest of (i) the last day of the first fiscal year of the Company during which it had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year of the Company following the fifth anniversary of the date of the issuer’s initial public offering; (iii) the date on which the Company has issued more than $1 billion in non-convertible debt securities in any three year period; or (iv) the date on which the Company is deemed to be a “large-accelerated filer” under the Securities Exchange Act of 1934, which means that it has at least $700 million of equity securities held by non-affiliates.

The Company is not a blank-check company. The Company and its promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person. Further, once the Company is a reporting company, it will not be used as a vehicle for a private company to become a reporting company.

The Company is a development stage entity that has operations and based upon the current Registration Statement will have the means to implement its operations and as noted the Company qualifies as an emerging growth company.

Prior to this offering, there has been no public market for 7 Venture Group’s common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 2.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	5,000,000	$1.00	$0	$5,000,000
Maximum	5,000,000	$1.00	$0	$5,000,000
Minimum	10,000	$1.00	$0	$10,000

7 Venture Group does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated _______________, 2015

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	1
COMPANY OVERVIEW	1
THE OFFERING	1
RISK FACTORS	2
RISKS ASSOCIATED WITH OUR COMPANY	2
RISKS ASSOCIATED WITH THIS OFFERING	5
USE OF PROCEEDS	6
DETERMINATION OF OFFERING PRICE	7
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	8
PLAN OF DISTRIBUTION	9
OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR	9
TERMS OF THE OFFERING	9
DEPOSIT OF OFFERING PROCEEDS	9
PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING	9
DESCRIPTION OF SECURITIES	10
COMMON STOCK	10
PREFERRED STOCK	10
NON-CUMULATIVE VOTING	10
CASH DIVIDENDS	10
INTEREST OF NAMED EXPERTS AND COUNSEL	10
DESCRIPTION OF OUR BUSINESS	11
GENERAL INFORMATION	13
INDUSTRY BACKGROUND	13
PRINCIPAL PRODUCTS AND SERVICES	14
7 VENTURE GROUP BACKGROUND	15
7 VENTURE GROUP DISTRIBUTION METHODS	15
GROWTH STRATEGY OF THE COMPANY	15
NEW MARKET EXPANSION	15
COMPETITION	16
SOURCES AND AVAILABILITY OF PRODUCTS	16
DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS	16
PATENTS AND TRADEMARKS	16
NEED FOR ANY GOVERNMENT APPROVAL OR PRINCIPAL PRODUCTS	16
GOVERNMENT AND INDUSTRY REGULATION	16
ENVIRONMENTAL LAWS	16
EMPLOYEES AND EMPLOYMENT AGREEMENTS	16
LEGAL PROCEEDINGS	16
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	16
PENNY STOCK RULES	17
REPORTS	17
STOCK TRANSFER AGENT	18
FINANCIAL STATEMENTS	18
MANAGEMENT’S DISCUSSION AND ANALYSIS	18
MANAGEMENT’S PLAN OF OPERATION	18
GOING CONCERN	18
RESULTS OF OPERATIONS	18
LIQUIDITY AND CAPITAL RESOURCES	20
PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS	20
CRITICAL ACCOUNTING POLICIES	21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	22
BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS	22
CORPORATE GOVERNANCE GUIDELINES	23
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
EXECUTIVE COMPENSATION	23
OPTION GRANTS	23
AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE	23
LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS	23
COMPENSATION OF DIRECTORS	23
EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
FUTURE SALES BY EXISTING STOCKHOLDERS	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
INDEMNIFICATION	25
AVAILABLE INFORMATION	25

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. Neither we, nor the selling shareholders have authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell nor is it seeking an offer to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of shares of our common stock.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we”, “us”, “our”, and “Company” are to 7 Venture Group

COMPANY OVERVIEW

7 Venture Group, Inc. is an eSport event and management company that was formed in the State of California on March 25, 2014 as a development stage company headquartered in Irvine, California, United States. 7 Venture Group’s focus will be to start a Management Company that will sponsor, market, and broadcast eSport Tournaments to markets with larger venues consisting of international viewership. The Company’s mission will be to become the premier eSport Event and management company in the industry, while maintaining our capital as well as minimizing debt. The Company will leverage its team of professionals to source, evaluate and organize eSport Events as well as acquiring and managing talented individuals in the eSports field. The Company will strive to create awareness within our industry, develop a competitive and economically sustainable businesses within the eSports arena, while increasing shareholder value.

The company's Chairman/CEO Michael Cummings control majority common class A stock at 7 Venture Group, Inc.

Since inception the Company has had no revenues and the Company has experienced a net loss for the audited period and for the period ended November 30, 2014 of $20,619.00. The Company is seeking to raise $5,000,000 through the sale of 5,000,000 common shares at the price of $1.00 per share. Prior to the filing of the Registration Statement on Form S-1 the Company had a total of 29,370,000 common shares outstanding which primarily consisted of founder shares issued to the officers and directors as a group. The current total stockholder’s equity at November 30, 2014 consists of a deficit of ($314,434). The implied aggregate value of all of the common stock disclosed to be outstanding after the offering will consist of $34,370,000.

Our principal and executive offices are located at 8105 Irvine Center Drive Suite 900 Irvine, California 92618 with telephone number of 949-936-2596 and a fax number of 888-391-9353. Our registered statutory office is located at 8105 Irvine Center Drive Suite 900 Irvine, California 92618 and is a virtual office space managed by Carr Workplaces.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offer.

Securities Being Offered:	Common

Offering Price per Share:	$1.00

Offering Period:	6 months

Net Proceeds to Our Company:	$5,000,000

Use of Proceeds:	See Use of Proceeds

Number of Shares Outstanding Before the Offering:	29,370,000

Number of Shares Outstanding After the Offering:	34,370,000

1

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

RISKS ASSOCIATED WITH OUR COMPANY

Lack of Profitable Operating History

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable and that 7 Venture Group may not raise a sufficient amount of capital to commence operations to implement our business plan. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company:

•	has funds available for working capital, project development and sales and marketing efforts;
•	has funds for the continuous upgrading of its production operations and facilities;
•	achieves the projected sales revenues;
•	controls the Company’s operating expenses;
•	continues to attract new business;
•	withstands competition in the Company’s marketplace.

Competition

The Company’s competitors are rapidly changing and may be well capitalized and financially stronger than 7 Venture Group. Our competitors could reproduce the company’s business model without significant barriers to entry.

The Company’s activities may require additional financing, which may not be obtainable.

The Company had limited cash deposits. Based on the Company’s expectations as to future performance, the Company considers these resources and existing and anticipated credit facilities, to be adequate to meet the Company’s anticipated cash and working capital needs at least through December 31, 2015. The Company, however, expects to be able to raise capital to fund the Company’s operations, current and investment in new program development. The Company may also need to raise additional capital to fund expansion of the Company’s business. Unless the Company’s results improve significantly, it is doubtful that the Company will be able to obtain additional capital for any purpose if and when the Company needs it.

The Company depends heavily on the Company’s senior management who may be difficult to replace.

The Company believes that the Company’s future success depends to a significant degree on the skills, experience and efforts of its Chairman, CEO and other key executives. Any of these executives would be difficult to replace. While all of them have incentives to remain with the Company, they are not bound by employment contracts, and there is no assurance that either of them will not elect to terminate their services to us at any time.

Increasing the Company’s business depends on the Company’s ability to increase demand for the Company’s products and services.

While the Company believes that there is a market for its planned increase in the Company’s products and services, there is no guarantee that the Company will be successful in its choice of product or technology or that consumer demand will increase as the Company anticipates.

The Company may be exposed to significant costs of defense and damages in litigation.

Although the Company is not currently a subject of any legal or administrative proceedings there is always the risk that the Company could be the subject of legal proceedings that could give rise to significant exposure in costs and damages.

The Company’s ability to operate and compete effectively requires that the Company hires and retains skilled marketing and technical personnel, who have been in short supply from time to time and may be unavailable to us when the Company needs them.

The Company’s business requires us to be able to continuously attract, train, motivate and retain highly skilled employees, particularly marketing and other senior management personnel. The Company’s failure to attract and retain the highly trained personnel who are integral to the Company’s sales, development and distribution processes may limit the rate at which the Company can generate sales. The Company’s inability to attract and retain the individuals the Company needs could adversely impact the Company’s business and the Company’s ability to achieve profitability.

2

The Company may suffer from a business interruption and continuity of its ongoing operations might be affected.

The Company’s ability to implement its business plans may be adversely affected by any business interruption that will affect the continuity of its operations. While the Company may take reasonable steps to protect itself, there could be interruptions from computer viruses, server attacks, network or production failures and other potential interruptions that would be beyond the Company’s reasonable control. There can be no assurance that the Company’s efforts will prevent all such interruptions. Any of the foregoing events may result in an interruption of services and a breach of the Company’s obligations to its clients and customers or otherwise have a material adverse effect on the business of the Company.

Macro-economic factors may impede business, access to finance or may increase the cost of finance or other operational costs of the Company.

Changes in the United States and global financial and equity markets, including market disruptions, interest rate fluctuations, or inflation changes, may make it more difficult for the Company to obtain financing for its operations or investments or increase the cost of obtaining financing. In the event that the Company is delayed in attaining its projections, borrowing costs can be affected by short and long-term debt ratings assigned by independent ratings agencies which are based, in significant part, on the Company’s performance as measured by credit metrics such as interest coverage and leverage ratios. Decrease in these ratios or debt ratings would increase the Company’s cost of borrowings and make it more difficult to obtain financing.

There is a limitation on the officers and directors liability.

The articles of the Company limit the personal liability of directors and officers for breach of fiduciary duty and the Company provides an indemnity for expenses and liabilities to any person who is threatened or made a party to any legal action by reason of the fact that the person is or was a director or officer of the Company unless the action of proven to that the person was liable to be negligent or misconduct in the performance of their duty to the Company.

The loss of our key officers or directors may raise substantial doubt as to the continued viability of the Company.

7 Venture Group operations depend on the efforts of key officers and directors and the loss of their services may irreparably harm the Company in such a manner that it may not be able to overcome any such loss in management.

Investors may lose their entire investment if 7 Venture Group fails to implement its business plan.

7 Venture Group expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development stage company. 7 Venture Group was formed in Irvine, California on March 25, 2014. 7 Venture Group has no demonstrable operations record of substance upon which you can evaluate the Company’s business and prospects. 7 Venture Group prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. 7 Venture Group cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, 7 Venture Group has had only limited startup operations and has generated no revenues. Considering these facts, independent auditors have expressed substantial doubt about 7 Venture Group’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, 7 Venture Group’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable and that 7 Venture Group may not raise a sufficient amount of capital to commence operations to implement our business plan. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company:

•	has funds available for working capital, project development and sales and marketing efforts;
•	has funds for the continuous upgrading of its production operations and facilities;
•	achieves the projected sales revenues;
•	controls the Company’s operating expenses;
•	continues to attract new business;
•	withstands competition in the Company’s marketplace.

Because of our new business model, we have not proven our ability to generate profit, and any investment in 7 Venture Group is risky.

We have very little meaningful operating history so it will be difficult for you to evaluate an investment in our stock. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

3

We may be unsuccessful in monitoring new trends.

Our net revenue might decrease with time. Consequently, our future success depends on our ability to identify and monitor trends and the development of new markets. To establish market acceptance of a new technologies, we will dedicate significant resources to research and development, production and sales and marketing. We will incur significant costs in developing, commissioning and selling new products, which often significantly precede meaningful revenues from its sale. Consequently, new business can require significant time and investment to achieve profitability. Prospective investors should note, however, that there can be no assurance that our efforts to introduce new products or other services will be successful or profitable.

We may face distribution and product risks.

Our future financial results depend in large part on our ability to develop relationships with our customers. Any disruption in our relationships with our future customers could adversely affect our financial performance.

We may face claims of infringement on intellectual property rights.

Other parties may assert claims of ownership or infringement or assert a right to payment with respect to the exploitation of certain intellectual properties against us. In many cases, the rights owned or being acquired by us are limited in scope, do not extend to exploitation in all present or future uses or in perpetuity. We cannot assure you that we will prevail in any of these claims. In addition, our ability to demonstrate, maintain or enforce these rights may be difficult. The inability to demonstrate or difficulty in demonstrating our ownership or license rights in these technologies may adversely affect our ability to generate revenue from or use of these intellectual property rights.

If our operating costs exceed our estimates, it may impact our ability to continue operations.

We believe we have accurately estimated our needs for the next twelve months. It is possible that we may need to purchase additional equipment, hire additional personnel, and further develop new business ventures, or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial client base via existing relationships that our directors and officers have established in past business relationships. Should these relationships not generate the anticipated volume of business, any unanticipated costs would diminish our working capital.

Competitors with more resources may force us out of business.

Competition in our sectors of business come from a variety of factors, including quality, timely commissioning of new projects, product positioning, pricing and brand name recognition. The principal competitors for our business may do this better than we can. Each of these competitors has substantially greater financial resources than we do. New technologies may also present substantial competition. We may be unsuccessful in competing with these competitors, which may materially harm our business.

7 Venture Group may not be able to attain profitability without additional funding, which may be unavailable.

7 Venture Group has limited capital resources. Unless 7 Venture Group begins to generate sufficient revenues to finance operations as a going concern, 7 Venture Group may experience liquidity and solvency problems. Such liquidity and solvency problems may force 7 Venture Group to cease operations if additional financing is not available.

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable and that 7 Venture Group may raise a sufficient amount of capital to commence operations to implement our business plan. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company:

•	has funds available for working capital, project development and sales and marketing efforts;
•	has funds for the continuous upgrading of its production operations and facilities;
•	achieves the projected sales revenues;
•	controls the Company’s operating expenses;
•	continues to attract new business;
•	withstands competition in the Company’s marketplace.

4

RISKS ASSOCIATED WITH THIS OFFERING

You may not be able to sell your shares in 7 Venture Group because there is no public market for 7 Venture Group stock.

There is no public market for 7 Venture Group common stock. Therefore, the current and potential market for 7 Venture Group common stock is limited. No market is available for investors in 7 Venture Group common stock to sell their shares if the Company does not acquire listing status. 7 Venture Group cannot guarantee that a meaningful trading market will develop.

If 7 Venture Group stock ever becomes tradable, of which 7 Venture Group cannot guarantee success, the trading price of 7 Venture Group common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond 7 Venture Group control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of 7 Venture Group stock.

Liquidity on the OTC Bulletin Board is limited, and the Company may be unable to obtain listing of the Company’s Common Stock on a more liquid market.

The Company’s Common Stock will be quoted on the OTC Bulletin Board, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National or Small Cap Market). There is uncertainty that any of the Company’s securities will ever be accepted for listing on an automated quotation system or securities exchange.

The Board of the Company has full discretion to reallocate the Proceeds.

The Company intends to use the net proceeds from this offering for the purposes and in the amounts described ‘USE OF PROCEEDS’. The Company’s estimates of its allocation of the net proceeds of the offering are based upon the current state of its business operations, its current plans and current economic and industry conditions. These estimates are subject to change based on material factors such as delays in project development, unanticipated or changes in the level of competition, adverse market trends and new business opportunities. Thus the Company will have broad discretion to make material changes in the allocation of the proceeds.

The Company’s Common Stock may be thinly traded, and the public market may provide little or no liquidity for holders of the Company’s Common Stock.

Purchasers of shares of the Company’s Common Stock may find it difficult to resell their shares at prices quoted in the market or at all. There is currently a limited volume of trading in the Company’s Common Stock, and on many days there has been no trading activity at all. Due to the historically low trading price of the Company’s Common Stock, many brokerage firms may be unwilling to effect transactions in the Company’s Common Stock, particularly because low-priced securities are subject to an SEC rule that imposes additional sales practice requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). The Company cannot predict when or whether investor interest in the Company’s Common Stock might lead to an increase in its market price or the development of a more active trading market or how liquid that market might become.

The Company is making the offering on a best efforts basis and there is no assurance that the offering will be sold.

There is no assurance that the Company’s offering will be sold, in whole or even in part. The proposed use of net proceeds assumes a sale of the full amount of the offering.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The principal shareholders of 7 Venture Group own a majority of the outstanding shares of 7 Venture Group common stock. Further issues of stock will mean that shareholders may experience substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Please refer to the section titled “Dilution” herein.

Purchasers in this offering will have limited control over decision making because a small group of shareholders control a majority of shares issued and outstanding before and after this offering.

Such concentrated control may also make it difficult for stockholders to receive a premium for their shares of the Company in the event the Company enters into transactions, which require stockholder approval. This concentration of ownership limits the power to exercise control by the minority shareholders.

5

Investors may have difficulty liquidating their investment because 7 Venture Group’s stock will be subject to Penny Stock Regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in 7 Venture Group shares, thereby reducing the level of trading activity in any secondary market that may develop for 7 Venture Group shares. Consequently, customers in 7 Venture Group securities may find it difficult to sell their securities, if at all.

USE OF PROCEEDS

The following table sets forth the sources and uses of proceeds from the Company’s US$5 million offering assuming all Shares offered are sold:

Sources of Funds
Shares (1)	$5,000,000
Total Sources	$5,000,000

Use of Funds
Operations and Administration	$300,000
Marketing and Business Development	$200,000
Capital Expenditures	$3,100,000
Professional Fees	$150,000
Working Capital (Reserves)	$1,250,000

Total Uses	$5,000,000

(1) Shares equal to US$5,000,000 raised by the Company from this offering which it will be used $300,000 to hire accounting staff and administrative staff, along with office supplies and a new office space to rent, $200,000 will be used to develop a website, launch a social media program, design and print flyers and vendor packages, and hire an inside sales rep. $3,100,000 for capital expenditures, such as computers for gamers, servers for gamers, big screen TV’s for events and any extra fixtures for events, the $150,000 will be used to hire legal and auditors as well an investment relations company for filings $1,250,000 will be used working capital such as sub-contractors to set-up event, rent and any travel needed for events.

Sources of Funds
Shares (2)	$10,000
Total Sources	$10,000

Use of Funds
Operations and Administration	$0
Marketing	$10,000
Capital Expenditures	$0
Professional Fees	$0
Working Capital (Reserves)	$0

Total Uses	$10,000

(2)   Shares equal to US$10,000 raised by the Company from this offering which it will be used to design a website and launch a social media program for 7 Venture Group, Inc.

Sources of Funds
Shares (3)	$1,250,000
Total Sources	$1,250,000

Use of Funds
Operations and Administration	$100,000
Marketing and Business Development	$200,000
Capital Expenditures	$900,000
Professional Fees	$50,000
Working Capital (Reserves)	$0

Total Uses	$1,250,000

6

(3) Shares equal to US$1,250,000 raised by the Company from this offering which it will be used $100,000 to hire accounting staff and $200,000 will be used to develop a website, launch a social media program, design and print flyers and vendor packages, and hire an inside sales rep. $900,000 for capital expenditures, such as computers for gamers, servers for gamers, big screen TV’s for events and any extra fixtures for events, the $50,000 will be used to hire legal and auditors for filings for 7 Venture Group, Inc.

Sources of Funds
Shares (4)	$2,500,000
Total Sources	$2,500,000

Use of Funds
Operations and Administration	$150,000
Marketing and Business Development	$200,000
Capital Expenditures	$1,200,000
Professional Fees	$150,000
Working Capital (Reserves)	$800,000

Total Uses	$2,500,000

(4) Shares equal to US$2,500,000 raised by the Company from this offering which it will be used $150,000 to hire accounting staff and administrative staff, $200,000 will be used to develop a website, launch a social media program, design and print flyers and vendor packages, and hire an inside sales rep. $1,200,000 for capital expenditures, such as computers for gamers, servers for gamers, big screen TV’s for events and any extra fixtures for events, the $150,000 will be used to hire legal and auditors as well an investment relations company for filings, $800,000 will be used working capital such as sub-contractors to set-up event, rent and any travel needed for events.

Sources of Funds
Shares (5)	$3,750,000
Total Sources	$3,750,000

Use of Funds
Operations and Administration	$200,000
Marketing and Business Development	$200,000
Capital Expenditures	$2,000,000
Professional Fees	$150,000
Working Capital (Reserves)	$1,200,000

Total Uses	$3,750,000

(5) Shares equal to US$3,750,000 raised by the Company from this offering which it will be used $200,000 to hire accounting staff and administrative staff, $200,000 will be used to develop a website, launch a social media program, design and print flyers and vendor packages, and hire an inside sales rep. $2,000,000 for capital expenditures, such as computers for gamers, servers for gamers, big screen TV’s for events and any extra fixtures for events, the $150,000 will be used to hire legal and auditors as well an investment relations company for filings $1,200,000 will be used working capital such as sub-contractors to set-up event, rent and any travel needed for events.

DETERMINATION OF OFFERING PRICE

Shares in the Company representing a percentage of the Company, each Share is priced at $1.00 and consists of 5,000,000 Class A shares in the Company. There is no minimum or maximum investment required. Nor is there any minimum or maximum amount of funds that will not be used, if $10,000 or $5,000,000 is raised the company will use those funds to operate the company.

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DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of 7 Venture Group’s issued and outstanding stock. With 29,370,000 common shares issued the net book value of 7 Venture Group before the offering is $0. Assuming all 5,000,000 shares offered are sold, and in effect 7 Venture Group receives the maximum estimated proceeds of this offering from shareholders, 7 Venture Group net book value will be approximately $.01 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $.99 per share, while the 7 Venture Group’s present stockholders will receive an increase of $.99 per share in the net tangible book value of the shares that they hold. This will result in a $.99 dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table, as a pro-forma schedule using the May 31, 2014 financial statements as a basis, represents a comparison of the various prices paid by the individual who invested in 7 Venture Group previously with the shares offered to new shareholders:

Book Value Per Share Before the Offering	$.00

Book Value Per Share After the Offering	$.01

Net Decrease to Original Shareholders	$.99

Increase in Investment to New Shareholders	$.99

Increase to New Shareholders (%)	99%

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PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell Shares directly to the public, with no commission or other remuneration payable for any Shares that are sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. Michael Cummings, our officer and director, will sell the Shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

They will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The Registrant intends to register 5,000,000 common shares at the fixed price of $1.00 per share for sale to the public and if all 5,000,000 common shares are sold then the Registrant shall receive $5,000,000 from the offering.

DEPOSIT OF OFFERING PROCEEDS

This is a “best efforts” offering and, as such, we will not be able to spend any of the proceeds unless and until the minimum total of 10,000 common shares are sold and all proceeds from such sale are received. We intend to hold all monies collected for subscriptions in a separate escrowed bank account with our attorney Joseph L. Pittera, at the Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501 with the escrow account located at Bank of America, 21700 Hawthorne Boulevard, Torrance, California 90503, until the total amount of $10,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable unless the total minimum offering of 10,000 common shares are not sold. All checks for subscriptions should be made payable to “Law Offices of Joseph L. Pittera F/B/O 7 Venture Group”

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DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 29,370,000 shares of common stock, par value $.01 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

There are currently no outstanding option or warrant awards, and the Company has not implemented any equity compensation plan.

PREFERRED STOCK

Our authorized capital includes a Preferred Class of stock. The Company is authorized to issue a total of 0 shares of Preferred Stock, par value $0 per share. The terms of the preferred have not been defined as of this filing.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (March 25, 2014) to May 31, 2014 included in this prospectus has been audited by DeJoya Griffith LLC, 2580 Anthem Village Drive Henderson, NV 89052, Certified Public Accountants and Consultants. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

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DESCRIPTION OF OUR BUSINESS

7 Venture Group, Inc. is an eSport event and management company that was formed in the State of California on March 25, 2014 as a development stage company headquartered in Irvine, California, United States. The company is structured to conduct business in the eSport Event and Management industry. 7 Venture Group will focus on a reputation for integrity and high levels of performance along with a strong future focusing on growth and profitability.

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable and that 7 Venture Group may raise a sufficient amount of capital to commence operations to implement our business plan. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company:

•	has funds available for working capital, project development and sales and marketing efforts;
•	has funds for the continuous upgrading of its production operations and facilities;
•	achieves the projected sales revenues;
•	controls the Company’s operating expenses;
•	continues to attract new business;
•	withstands competition in the Company’s marketplace.

Our goal is to operate eSport Events across the USA that is unique, potential for substantial growth and profitability. 7 Venture’s goal is to conduct business in the following areas:

eSport Events - Electronic sports (also known as eSports or competitive gaming) is a term for organized multiplayer video game competitions. The most common video game genres associated with electronic sports are real-time strategy, fighting, first-person shooter, and multiplayer online battle arena. Tournaments such as the League of Legends World Championship, the Evolution Championship Series, and the Intel Extreme Masters provide both live broadcasts of the competition, and cash prizes to competitors.

Talent Management - Talent Management is a company which guides the professional career of gamers in the eSport industry. The responsibility of the talent manager is to oversee the day-to-day business affairs of the gamer or team; advice and counsel talent concerning professional matters, long-term plans and personal decisions which may affect their career.

The roles and responsibilities of a talent manager vary slightly from talent to talent, as do the commissions to which the management is entitled. Talent management companies have the authority to make deals for their clients such as the ability to negotiate contracts.

A Talent management company is there to assist gamers with their career plans. They are focused on the individual and/or the team. They will guide and direct the client in a variety of strategies to increase their employability. They also act as life/career coaches. The relationship is a one-on-one engagement not solely to establish a career but to increase employability.

OUR MISSION

Here at 7 Venture Group, we believe in an engaged and excited fan base as the backbone of the competitive scene. We strive to promote the eSports community with events focused toward both the professional and amateur competitive scenes. Our viewing parties and major events allow eSports fans to watch their favorite pros duke it out in the arena, and support their favorites against fellow enthusiasts in the spirit of friendly competition.

We also know that the road to professional fame involves a long, arduous journey to the top from the pits of amateur play. 7 Venture Group wants to bring recognition to those up and coming athletes through one-off LANs and extended tournaments to allow competitors to showcase their talents and build a following before both live and online audiences.

OUR VISION

eSports has the potential to achieve the same level of reverence as traditional sports within the next decade. Broadcasts on Twitch.tv already bring in viewership traffic high enough to compete with YouTube and Facebook activity, and last year’s League of Legends World Championships achieved ratings on par with traditional championships such as the World Series and the Super bowl.

We at 7 Venture Group want to do our part to realize this potential through collegiate and semi-pro level tournaments and championships in California. By shining the spotlight on the strongest athletes in North America through competition and our online community portal, we encourage our fans to get behind their favorites and push the hottest new talent straight to the top of professional eSports stardom.

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BUSINESS MODEL

7 Venture Group will sell and operate professional gaming league franchises throughout North America.

7 Venture Group will be comprised with a number of franchises, known as teams, which will comprise of one team each, the owners or 7 Venture Group have territorial rights, exclusive territories large enough to cover major areas, so that they have no local rivals. New teams may enter the competition only by a vote of current members; typically, vetted by new membership committee and the financial committee.

The teams are organized with a view to each area/county having a team to support. Only the largest areas/county will have more than one team. 7 Venture Group will pursue financially stable individuals or groups that are looking to acquire a professional gaming league franchise in North America.

The League plans to establish a four (4) to six (6) team league of gaming franchises in 2015 throughout California. 7 Ventures Group franchises will play in a combination of venues such as conference halls, convention centers, Hotels and work collaboratively to market professional gaming in each of these communities.

REVENUE STREAMS

Membership Initial Fee

By purchasing a territory with 7 Venture we will make the dream come true to be an owner and operate a territory. The company wants to see each membership grow to be a financially sound business in their local community and build an organization that increases in value over time. Knowing that start-ups need the proper operating capital to generate revenues and be a profitable organization, the company will charge for new memberships an initial fee which half could be used as a down payment and the balance financed over 24 months.

Each new member will go through a vetting process with the new membership committee that will be comprised of 7 Venture Group management and existing members. The following will determine new membership:

•	Financial Strength
•	Location of New Operator
•	Demographics
•	Management Experience
•	Etc.

League Annual Dues

The Team Operator shall pay the League annual dues to compensate the League for providing services such as gaming official’s, staffing and etc. The dues payments shall be made monthly on the fifteenth day of each month, beginning 30 days after the signing of ownership agreements. Payments received more than fifteen (15) days after due date shall be considered late. Late payments shall be subject to a 10% financing and handling fee per month. Nonpayment of dues is a default provision of the operating rights agreement.

League Sponsorships

“Sponsorships” means a third party who provides cash or in-kind benefits to the League without consideration or in exchange for marketing, game tickets, promotion, advertising, endorsement or similar rights.

The League shall sell league wide sponsorships for the league and teams. This will include League Naming Rights or League Presenting sponsorship. Sponsorship deals sold at the League level that include elements of the member team’s sponsorship inventory shall be shared equally amongst all teams that participate. See Example below:

League Sponsor pays league for promotional services of:	$1,000,000 annually

League receives 50% of revenue generated:	$500,000

Members receive 50% of revenue split equally (6 teams):	$83,333 per team

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IMPLEMENTATION

First thing to complete is a website along with a Social Media Program – 0-3 months

2nd item is to start contacting league sponsorships and see what we can trade out for or receive cash - 3-6 months

3rd item is to start selling gaming franchises for California – 3-6 months

4th item to complete 1st year of business would be a calendar of Events – 6-9 months

5th item to complete acquire all merchandise needed for the events – 9-12 months

FINANCING NEEDED

Project items one through 3 can be self-funded by the CEO and four and five will need financing through this offering or through sponsorships and/or a financial institute.

GENERAL INFORMATION

We were incorporated on March 25, 2014 under the laws of the State of California.

As of the date hereof, we have had only limited start-up operations and have not generated any significant revenues. In August 2014, we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

Our executive offices are located at 8105 Irvine Center Drive Suite 900 Irvine, California 92618

Our fiscal year-end is May 31.

INDUSTRY BACKGROUND

Global Gaming Industry: The video game industry began in 1971 with the release of the arcade game, Computer Space. The following year, Atari, Inc. released the first commercially successful video game, Pong, the original arcade version of which sold over 19,000 arcade cabinets. That same year saw the introduction of video games to the home market with the release of the early video game console, the Magnavox Odyssey.

The early 1980s saw the golden age of video arcade games reach its zenith. The total sales of arcade video game machines in North America increased significantly during this period, from $50 million in 1978 to $900 million by 1981, with the arcade video game industry's revenue in North America tripling to $2.8 billion in 1980. By 1981, the arcade video game industry was generating an annual revenue of $5 billion in North America, equivalent to $12.3 billion in 2011.

The video game industry generated worldwide sales of $19.8 billion in 1993 (equivalent to $31 billion in 2011), $20.8 billion in 1994 (equivalent to $32 billion in 2011), and an estimated $30 billion in 1998 (equivalent to $41.5 billion in 2011). In the United States alone, in 1994, arcades were generating $7 billion in quarters (equivalent to $11 billion in 2011) while home console game sales were generating revenues of $6 billion (equivalent to $9 billion in 2011). Combined, this was nearly two and a half times the $5 billion revenue generated by movies in the United States at the time.

As of 2014, newer game companies arose that vertically integrate live operations and publishing, rather than relying on a traditional publishers, and some of these have grown to substantial size.

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2013 Market - $15.4 billion in Sales:

➢	59% of Americans play games
➢	The average game player is 31 years of age
➢	Game players 48% are female and 52% are male
➢	The average number of years gamers have been playing is 14 years
➢	Who buys games it is equal 50% female and 50% male
➢	62% of gamers play with others online
➢	42% of the parents play games with their children one time weekly
➢	Consumers spent $21.53 billion in the game industry
➢	There are 400 million players of multiplayer online games in the world. This compares to 500 million fans for Formula 1, the #2 worldwide sport (behind soccer).
➢	There is $500 million of secondary market activity in the multiplayer world (buying and selling of accounts and in-game services.)
➢	The “League of Legends” 2012 championship had 8.3 million viewers. To put that in perspective, the seven games of the 2013 NBA finals between the Miami Heat and San Antonio Spurs averaged 17.7 million viewers per game. NBC is jumping for joy with the 2013 NHL Stanley Cup averaging 5.4 million viewers per game after four games – significantly less than the “League of Legends” championship.
➢	The “League of Legends” 2012 championship prize pool was $5 million. The Masters had a prize pool of $8 million in 2013.
➢	The average gamer plays 22 hours/week while the average American watches TV 28 hours/week. The average gamer only watches TV 7.7 hours/week.

While the NFL or NBA don’t need to worry about their place at the top of the US professional sports landscape, don’t be surprised if you turn on ESPN sometime soon and find eSports coverage. The expanding number of broadcast outlets focused on sports (FOX sports 1, NBC Sports and others are all ramping up to compete with ESPN), the popularity of video games, and the increasing value of live sports content to broadcasters all bode well for the future of eSports as a spectator sport in America.

Reports and 3rd party publications: http://www.performancepsu.com, http://en.wikipedia.org/wiki/Video_game_culture, http://en.wikipedia.org/wiki/Electronic_sports, http://en.wikipedia.org/wiki/Online_game

PRINCIPAL PRODUCTS AND SERVICES

eSPORT EVENTS

Competitive gaming has existed almost as long as video games themselves. Even the earliest arcade games inspired some fierce competition. Early on, a lot of that competition took the form of friends challenging each other to best their high scores, but it didn’t take long for organized tournaments to begin popping up. Atari held the first video game competition, the Space Invaders Tournament, in 1980. It attracted more than ten thousand participants. This tournament, and others like it in following years, sowed the seeds of what would eventually become eSports.

By the time the 1990s came around, tournaments for arcade and console games had become increasingly common, with companies like Nintendo and Blockbuster sponsoring world championships. Competitive gaming was at this point so new that some tournaments offered brackets for children and teenagers to compete in, a concession no longer necessary today.

The 1990s saw the rise of PC gaming, and along with this came the first true eSports competitions. 1997’s Red Annihilation tournament for the first person shooter (FPS) “Quake” is widely considered to have been the first real instance of eSports, drawing over 2,000 participants. The winner received a Ferrari previously owned by John Carmack, lead developer for “Quake.”

eSports truly started to come into its own after the turn of the millennium, with the rise of both popular tournaments and the games that now make up the backbone of the eSports world. The year 2000 saw the launch of the World Cyber Games and the Electronic Sports World Cup, both major international tournaments that continue to be held every year. These helped set the tone for the kind of big name tournaments that have come to define the eSports world.

2012’s “LoL” Season Two World Championship attracted eight thousand live viewers, 900,000 worldwide viewers, and a prize pool of over five million dollars.

As video games become ever more popular, so too do eSports. The more people play games, the more potential fans of eSports there are. And as games grow more advanced, they become more exciting for spectators. eSports has yet to achieve popularity in mainstream culture, but the phenomenon is fast approaching a tipping point where it will.

eSports tournaments continue to grow in size and viewership, and each year brings them closer to the level of popularity and acceptance enjoyed by physical sports. Take, for example, the activity known as BarCraft, where “StarCraft II” fans gather in bars to watch pro matches over a cold beer and some snacks. Don’t be surprised if future tournaments generate the same fevered excitement as the World Series of Poker.

7 Venture Group’s focus is to bring eSport Tournaments to markets which provide larger venues with international viewership and televised. We will research a market that offers cost-effective event development, addressing market needs, and establishing commercial partnerships, to maximize the value of its products and our shareholder returns.

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TALENT MANAGEMENT

Talent Management is a company which guides the professional career of gamers in the eSport industry. The responsibility of the talent manager is to oversee the day-to-day business affairs of the gamer or team; advise and counsel talent concerning professional matters, long-term plans and personal decisions which may affect their career.

The roles and responsibilities of a talent manager vary slightly from talent to talent, as do the commissions to which the management is entitled. Talent management companies have the authority to make deals for their clients such as the ability to negotiate contracts.

A Talent management company is there to assist gamers with their career plans. They are focused on the individual and/or the team. They will guide and direct the client in a variety of strategies to increase their employability. They also act as life/career coaches. The relationship is a one-on-one engagement not solely to establish a career but to increase employability. The client and the Talent Management companies typically have a financial agreement in place and must be able to elevate the client’s personal brand in the job market.

7 Venture Group focus in the Talent Management industry is to find companies that provide the right service for clients, have the right plans for clients and can bring Fortune 500 companies to the table that will sponsor the clients.

7 VENTURE GROUP BACKGROUND

7 Venture Group, Inc. team is and will be made up of a diverse group of highly skilled professionals in their respected fields. Each individual who makes up the corporate structure plays an integral part of the company’s day to day operation and overall success. 7 Venture believes for a company to not merely succeed but thrive in any economic and political environment you must first have the right people on the team, make sure they are in the right position, and allow them to operate with integrity and an entrepreneurial spirit.

Our mission is to be the premier eSport Event and management company in the industry, while maintaining our capital as well as minimizing debt within 7 Venture Group. We strive to create awareness within our industries, develop environmentally friendly, economically sustainable business, while increasing shareholder value.

7 VENTURE GROUP DISTRIBUTION METHODS MARKETING

The marketing of our services will be a continually evolving and adapting effort. Our long-term goal is to brand our company as a professional and competent eSport Event and management company. This will be accomplished from the demeanor we will expect from our professional staff, the corporate image we will portray on our marketing material, advertising, promotional activities, and our public relations efforts. Marketing our Company begins with correspondence cards, mailers, newsletters, and targeted social media marketing campaigns.

GROWTH STRATEGY OF THE COMPANY

We plan to grow the Company by expanding the amount of events to host and managing more talent in the industry. Towards the end of our first year of operations we plan to initiate a two-year business plan incorporating the due diligence we have derived from our operations to date. This plan will include a growth strategy into either new market areas or offering additional services.

NEW MARKET EXPANSION

New market expansion plans for 7 venture group initially mean we enter these markets after evaluating market size, complementing services to our existing structure, competitive market share, and revenue potential. We plan to identify individual or non-chain companies and pursue a joint venture type arrangement. By this time we hope to have a proven corporate structure and in our pursuit of joint venture arrangements we plan to rely on how this type of arrangement would be mutually beneficial for both parties. We believe that targeting one new market for expansion every nine months following our first full year of operations is a realistic goal.

7 Venture Group, Inc. will complete our due diligence, and if the business meets our criteria we will negotiate and get the best structure for the joint venture, our time frame per new joint venture will be 9 months to 1 year to complete and make it part of the business plan.

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COMPETITION

The eSport Event and management company market is vast with many established competitors. The competition is competent, experienced, and may have greater financial and marketing resources than we do at the present time. Some of our competitors also offer a wider scope of services and have greater name recognition within the industry. These companies also have extensive customer bases and our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to their marketing efforts than what is now available to our company. Our competitors include Major League Gaming, Cyber Athlete Professional League, etc.

While the market has many established competitors, we feel there is market share available for our Company as we are not burdened with the overhead that many of our competitors may have. One of our strategies to acquire market share is to attract experienced and proven businesses and employees, provide them with technology and inspiration to be the best professionals in their area of expertise. We believe that to sustain operations long-term in this market we must establish a corporate foundation built on solid principles and provide superior services.

SOURCES AND AVAILABILITY OF PRODUCTS

7 Venture Group will not be providing any products.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

7 Venture Group is not dependent on one or a few major customers.

PATENTS AND TRADEMARKS

None.

NEED FOR ANY GOVERNMENT APPROVAL OR PRINCIPAL PRODUCTS

None.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

ENVIRONMENTAL LAWS

Our operations are not subject to environmental laws and regulations.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

The company consists of 1 employee at this time, however 7 Venture is in the process of finding qualified candidates for the position of Chief Financial Officer as well as others.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

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PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock that limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-	Contains a description of the broker or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

-	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

17

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent. 7 Venture Group, Inc. has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

FINANCIAL STATEMENTS

Our fiscal year-end is May 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of incorporation, March 25, 2014 to May 31, 2014 are included.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed in this annual report.

MANAGEMENT’S PLAN OF OPERATION

The following discussion of our financial condition, changes in financial condition and results of operations for the period ended from Inception (March 25, 2014) to November 30, 2014, should be read in conjunction with our audited financial statements and related notes for the period ended from Inception (March 25, 2014) to May 31, 2014.

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. 7 Venture Group will limit our investments businesses involved in eSports or Talent Management.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

RESULTS OF OPERATIONS

For the period from inception on March 25, 2014 through November 30, 2014 the Company has incurred a net loss of $314,434.

For the period ended November 30, 2014 the Company realized total revenue of $0.

From our inception on March 25, 2014 to November 30, 2014, we have generated only $0 in revenue, while our total liabilities through November 30, 2014 are $29,600.

Operating expenses for the six months ended November 30, 2014 totaled $20,619.

Net Loss of $314,434 is based on the following:

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.01 per share. 29,370,000 common shares were issued and outstanding as at May 31, 2014. During the period ended May 31, 2014, the Company issued 26,000,000 common shares to founders/executives of company and 3,370,000 were issued for services rendered to various individuals at par value of $.01, for a total value of $293,700.

As of May 31, 2014, Michael Cummings, CEO of 7 Venture Group, Inc. advanced the Company the amount of $215 for operating purposes. Michael Cummings advanced the funds and does not expect to have them paid back. The amount is included in additional paid in capital.

As of November 30, 2014, the President and shareholder of the Company advanced $29,600 to the Company. These advances bear no interest and are due on demand.

See Balance Sheet and Statement of Operations on next page.

18

7 Venture Group, Inc.

BALANCE SHEETS

(Unaudited)

	November 30, 2014	May 31, 2014
ASSETS
Current assets
Cash	$9,081	$100
Total current assets:	9,081	100

Total assets	$9,081	$100

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$–	$–
Advance from related party	29,600	–
Total current liabilities	29,600	–

Total liabilities	29,600	–

Stockholders' equity (deficit)
Common stock, $0.01 par value, 100,000,000 shares authorized, 29,370,000 shares issued and outstanding as of November 30, 2014 and May 31, 2014	293,700	293,700
Additional paid in capital	215	215
Accumulated deficit	(314,434)	(293,815)
Total stockholders' equity (deficit)	(20,519)	100

Total liabilities and stockholders' equity (deficit)	$9,081	$100

7 Venture Group, Inc.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the	For the
	three months	Six months
	ended	ended
	November 30,	November 30,
	2014	2014
Revenues	$–	$–

Operating expenses:
General and administrative	475	555
Professional fees	564	20,064

Total operating expenses	1,039	20,619

Net operating loss	(1,039)	(20,619)

NET LOSS	$(1,039)	$(20,619)

Net loss per common share, basic	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic	29,370,000	29,370,000

19

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has very little liquidity and no capital resources. The Company expects to conduct further capital raises subsequent to becoming a public company in the form of a private offering followed by registration of the common shares sold in the private offering. In the event that the Company raises the $5,000,000 as contemplated in the within Registration Statement then the Company believes that it will have sufficient funds on hand to meet its needs for liquidity over the next 12 to 24 months.

Off Balance Sheet Arrangements

The Company does not have any Off Balance Sheet Arrangements.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs of the Company, and market conditions of the eSports industry, none of which can be forecast exactly.

The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

These include:

0-3 MONTHS

Management plans to complete due diligence and finalize the corporate planned structure. Securing a web domain and initiating a web presence are key factors in our start-up efforts. We have budgeted $3,000 in the Marketing and Business Development line item as part of the "Use of Proceeds" section to secure a web domain and place an initial deposit with a web designer. We have identified a web designer for the development and implementation of our site, and shall place a deposit with the web designer within this timeframe. The Company has budgeted $5,000 as a deposit for Marketing and Business Development material including design and print flyers and vendor packages that we plan to initiate during this timeframe. We have budgeted $10,000 in Professional Fees line item in the "Use of Proceeds" section for operations associated with our start-up efforts and in an effort to gain a presence in the public marketplace. We have budgeted $5,000 for this timeframe and amounts are allocated for office supplies and recruitment efforts in the Operations and Administration line item. The cost for the Company to keep in compliance is budgeted in the Professional Fee’s line item for $10,000 to obtain legal and auditing services. Our overall goal for this timeframe is to finalize our corporate planned structure. This includes finalizing the practices and procedures manual including qualifying acquisitions, researching, due diligence and acquisitions.

4-6 MONTHS

The Company plans to finalize the web site development and implementation at an additional cost of $1,000. This amount is allocated for in the Marketing and Business Development line item in the "Use of Proceeds" section. The Company also plans to finalize the design and print flyers and vendor packages and we have budgeted $3,000 in the Marketing and Business Development line item for this cost. Based on planned operations and a successful hiring campaign; the Company anticipates acquiring office space towards at the end of this quarter and we have budgeted $5,000 for this expense in the Working Capital line item of the "Use of Proceeds". Office Equipment purchases/leases are expected to cost $7,500 and is budgeted for in the "Use of Proceeds" section Capital Expenditures. During this period we expect to incur $2,500 in accounting and audit fees to remain in compliance with governmental and regulatory agencies. In addition, we have budgeted $2,500 in the "Use of Proceeds" section Professional Fees line item for any legal issues we may incur. We have budgeted $7,500 in the "Use of Proceeds" section Operations and Administration line item for office supplies. In addition, we plan to further our efforts to hire an experienced CFO and an accounting staff. Our overall goal for this timeframe is to hire a CFO and accounting staff, finalize our marketing campaign, and acquire office space.

7-9 MONTHS

We have budgeted $500,000 in the "Use of Proceeds" section Capital Expenditures line item towards acquiring gaming computers, gaming servers and Big screen TV’s. We have budgeted $7,500 in the "Use of Proceeds" section Marketing and Business Development line item so that the team may attend industry conferences and stay apprised to what is new in the industry. An amount of $2,500 is budgeted in the Marketing and Business Development line item in the "Use of Proceeds" section for lunches and entertainment expenses related to nurturing additional relationships with industry personnel. The Company has budgeted $40,000 in the "Use of Proceeds" section Operations and Administrative line item for office supplies and Use of Proceeds" section for working capital for staff payroll. The Company has budgeted $9,000 toward rent for this timeframe Use of Proceeds" section for working capital. During this period we expect to incur $2,000 in the "Use of Proceeds" section Professional Fees line item for accounting and audit fees to remain in compliance with governmental and regulatory agencies.

20

10-12 MONTHS

By the fourth quarter of operations, we hope to have a list of potential event locations. During this timeframe, we plan to analyze our past nine months of operations including our team’s effectiveness. This review of our operations to date will allow the Company to make the necessary adjustments and changes to further the growth of the Company. In addition, this review will provide valuable information for finalizing our two-year overall business plan with emphasis on expanding into other markets. The Company has budgeted $2,500 in the Marketing and Business Development line item in the "Use of Proceeds" section for continuing our marketing and promoting efforts. We have budgeted an additional $40,000 Use of Proceeds" section for working capital for staff payroll... Rent is budgeted at $9,000 “Use of Proceeds" section for working capital and we have budged $250 in the "Use of Proceeds" section Operations and Administrative line item for office supplies. During this period we expect to incur $5,500 in accounting and audit fees in the "Use of Proceeds" section Professional Fees line item to remain in compliance with governmental and regulatory agencies. In addition, we have budgeted $3,500 in the in the "Use of Proceeds" section Professional Fees line item for any legal expense we may incur.

NOTE: The Company's planned milestones are based on quarters following the closing of the offering. We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects. Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Stock-Based Compensation

The Company accounts for share based payments in accordance with ASC 718, Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. In accordance with ASC 718-10-30-9, Measurement Objective – Fair Value at Grant Date, the Company estimates the fair value of the award using a valuation technique. For this purpose, the Company uses the Black-Scholes option-pricing model. The Company believes this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for actual exercise behavior of option holders. Compensation cost is recognized over the requisite service period, which is generally equal to the vesting period. Upon exercise, shares issued will be newly issued shares from authorized common stock.

ASC 505, "Compensation-Stock Compensation", establishes standards for the accounting for transactions in which an entity exchanges its equity instruments to non-employees for goods or services. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 505.

21

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, age and position of our officers and director is set forth below:

Name	Age	First Year as Director	Position
Michael Cummings	50	2014	CEO/Chairman

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The following information sets forth the backgrounds and business experience of the executive officers and directors:

The company consists of 1 employees at this time, however 7 Venture is in the process of finding qualified candidates for the position of Chief Financial Officer and other Officers/Board of Director Members.

Michael Cummings	CEO/Chairman	Age 50

Mr. Cummings has extensive experience in start-ups, managing and operating a geographically diverse multi location business. In 2005, Mr. Cummings founded a management consulting and investment relations firm for private and publicly traded firms, he has also recently been the CEO and Board member of a few publicly traded small cap companies over the years Siena Technologies (SEIN) a communication company, Remote Surveillance Technologies (RSUV) a security monitoring company and most recently Cannabusiness Business Group (CBGI) a cannabis company.

From April 1997 until March 2005 he founded and served as Chief Executive Officer and President of a Western United States Communication Company, with offices operating in 5 states. Under his leadership, The Company acquired and consolidated numerous portfolios along the West Coast. He was responsible for implementing a strategic direction involving acquisitions, business integration and sales development while managing overall operations for the company.

Mr. Cummings is an entrepreneur and has experience in retail, wholesale, technology and construction along with investing in real estate and the stock market. His passion is spending time with his family, traveling and loves the sport of baseball.

The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board.

None of our current directors hold or held any directorships during the past five years in other reporting companies with the exception of Michael Cummings. Presently, none of our directors is an “independent director” under the Corporate Governance Rules of the NASDAQ Stock Market, Inc., Rule 5605(a) (2). There are no family relationships among any of our directors or executive officers.

22

CORPORATE GOVERNANCE GUIDELINES

Our Board has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our common stock is not currently quoted on any listed exchange. However, our Board believes that the corporate governance rules of NASDAQ and AMEX represent good governance standards and, accordingly, during the past year, our Board has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, the new rules and regulations of the Securities and Exchange Commission and the new listing standards of NASDAQ and AMEX, and it has implemented certain of the foregoing rules and listing standards during this past fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officers and director receive no compensation, other than shares of common stock previously issued, for services during the development stage of our business operations. They are reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

The Company’s directors currently serve without compensation. However, on May 25, 2014 the Board of the Directors authorized the issue of its common shares to the officers and directors that had been serving without compensation in the following amounts:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year 2014	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive (#)	Deferred Comp Earnings ($)	All Other ($)
Michael Cummings CEO/Chairman		-0-	-0-	100,000	-0-	-0-	-0-	-0-

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer’s named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

23

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the date of incorporation on March 25, 2014, the Company has not paid any compensation to any officer, director, or employee. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed. We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership (2)	Before Offering	After Offering (3)
Common	Larry Weinstein	10,000,000	34.05%	29.10%
Common	Michael Cummings	10,000,000	34.05%	29.10%
Common	Michael Flynn	3,000,000	10.21%	8.73%
Common	Stuart Volkow	3,000,000	10.21%	8.73%

All Officers and Directors as a Group

1.	The address of each executive officer and director is c/o 7 Venture Group Inc. 8105 Irvine Center Drive Suite 900 Irvine, Ca. 92618.

2.	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.	Assumes the sale of the maximum amount of this offering (5,000,000 shares of common stock) by 7 Venture Group. The aggregate amount of shares to be issued and outstanding after the offering is 34,370,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

Further new issues of stock unless registered will be restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

24

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

25

7 VENTURE GROUP

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

7 Venture Group, Inc.

We have audited the accompanying balance sheets of 7 Venture Group Inc. (A Development Stage Company) as of May 31, 2014, and the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from inception (March 25, 2014) to May 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 7 Venture Group Inc. (A Development Stage Company) as of May 31, 2014 and the results of their operations and their cash flows for the years then ended and from inception (March 25, 2014) to May 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

August 12, 2014

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049

F-2

7 Venture Group, Inc.

Balance Sheet

As of May 31, 2014

(Audited)

Amount
ASSETS
Current assets
Bank	$100
Total current assets	100
TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Stockholders’ equity
Common Stock, $0.01 par value per share, 100,000,000 shares authorized, 29,370,000 shares issued and outstanding	$293,700
Additional paid in capital	215
Retained earnings	(293,815)
Total stockholders’ equity	100
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$100

The accompanying notes are an integral part of these financial statements.

F-3

7 Venture Group, Inc.

Statement of Operations

As of May 31, 2014

(Audited)

Total
Operating expenses
Legal & professional fees	$115
Stock based compensation	293,700
Total operating expense	293,815
Net loss	293,815

Weighted average number of common shares outstanding - Basic	29,370,000

Net loss per common share - Basic	$0.01

The accompanying notes are an integral part of these financial statements.

F-4

7 Venture Group, Inc.

Statement of Stockholders’ Equity

For the period ended March 25, 2014 through May 31, 2014

(Audited)

	Common shares	Amount	Additional paid-in capital	Accumulated deficit	Total stockholders’ equity

Inception March 25, 2014 Issuance of common shares to founding members	29,370,000	$293,700	$215		$293,915

Net loss				(293,815)	(293,815)

Balance, May 31, 2014	29,370,000	$293,700	$215	$(293,815)	$100

The accompanying notes are an integral part of these financial statements.

F-5

7 Venture Group, Inc.

Statement of Cash Flows

As at May, 2014

(Audited)

Total
OPERATING ACTIVITIES
Net loss	$(293,815)
Adjustments to reconcile net loss to net cash provided by operations:
Stock based compensation	293,700
Net cash provided by operating activities	(115)

FINANCING ACTIVITIES
Capital contribution	215
Net cash provided by financing activities	215
Net cash increase for period	100
Cash at end of period	$100

The accompanying notes are an integral part of these financial statements.

F-6

7 Venture Group, Inc.

Notes to Financial Statements

(Audited)

1. BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

7 Venture Group, Inc. is an eSport event and management company that was formed in the State of California on March 25, 2014 as a development stage company headquartered in Irvine, California, United States. The company is structured to conduct business in the eSport Event and Management industry. 7 Venture Group will focus on a reputation for integrity and high levels of performance along with a strong future focusing on growth and profitability.

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable and that 7 Venture Group may raise a sufficient amount of capital to commence operations to implement our business plan. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company:

•	has funds available for working capital, project development and sales and marketing efforts;
•	has funds for the continuous upgrading of its production operations and facilities;
•	achieves the projected sales revenues;
•	controls the Company’s operating expenses;
•	continues to attract new business;
•	withstands competition in the Company’s marketplace.

The company's Chairman/CEO Michael Cummings and Founder control majority common class A stock at 7 Venture Group, Inc. 7 Venture goal is to own a diverse range of businesses including the following:

eSport Events

Talent Management

●             eSPORT EVENTS

Competitive gaming has existed almost as long as video games themselves. Even the earliest arcade games inspired some fierce competition. Early on, a lot of that competition took the form of friends challenging each other to best their high scores, but it didn’t take long for organized tournaments to begin popping up. Atari held the first video game competition, the Space Invaders Tournament, in 1980. It attracted more than ten thousand participants. This tournament, and others like it in following years, sowed the seeds of what would eventually become eSports.

By the time the 1990s came around, tournaments for arcade and console games had become increasingly common, with companies like Nintendo and Blockbuster sponsoring world championships. Competitive gaming was at this point so new that some tournaments offered brackets for children and teenagers to compete in, a concession no longer necessary today.

The 1990s saw the rise of PC gaming, and along with this came the first true eSports competitions. 1997’s Red Annihilation tournament for the first person shooter (FPS) “Quake” is widely considered to have been the first real instance of eSports, drawing over 2,000 participants. The winner received a Ferrari previously owned by John Carmack, lead developer for “Quake.”

eSports truly started to come into its own after the turn of the millennium, with the rise of both popular tournaments and the games that now make up the backbone of the eSports world. The year 2000 saw the launch of the World Cyber Games and the Electronic Sports World Cup, both major international tournaments that continue to be held every year. These helped set the tone for the kind of big name tournaments that have come to define the eSports world.

2012’s “LoL” Season Two World Championship attracted eight thousand live viewers, 900,000 worldwide viewers, and a prize pool of over five million dollars.

As video games become ever more popular, so too do eSports. The more people play games, the more potential fans of eSports there are. And as games grow more advanced, they become more exciting for spectators. eSports has yet to achieve popularity in mainstream culture, but the phenomenon is fast approaching a tipping point where it will.

eSports tournaments continue to grow in size and viewership, and each year brings them closer to the level of popularity and acceptance enjoyed by physical sports. Take, for example, the activity known as BarCraft, where “StarCraft II” fans gather in bars to watch pro matches over a cold beer and some snacks. Don’t be surprised if future tournaments generate the same fevered excitement as the World Series of Poker.

7 Venture Group’s focus is to bring eSport Tournaments to markets which provide larger venues with international viewership and televised. We will research a market that offers cost-effective event development, addressing market needs, and establishing commercial partnerships, to maximize the value of its products and our shareholder returns.

F-7

●             TALENT MANAGEMENT

Talent Management is a company which guides the professional career of gamers in the eSport industry. The responsibility of the talent manager is to oversee the day-to-day business affairs of the gamer or team; advise and counsel talent concerning professional matters, long-term plans and personal decisions which may affect their career.

The roles and responsibilities of a talent manager vary slightly from talent to talent, as do the commissions to which the management is entitled. Talent management companies have the authority to make deals for their clients such as the ability to negotiate contracts.

A Talent management company is there to assist gamers with their career plans. They are focused on the individual and/or the team. They will guide and direct the client in a variety of strategies to increase their employability. They also act as life/career coaches. The relationship is a one-on-one engagement not solely to establish a career but to increase employability. The client and the Talent Management companies typically have a financial agreement in place and must be able to elevate the client’s personal brand in the job market.

7 Venture Group focus in the Talent Management industry is to find companies that provide the right service for clients, have the right plans for clients and can bring fortune 500 companies to the table that will sponsor the clients.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied. Our fiscal year end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include: revenue recognition; sales returns and other allowances; allowance for doubtful accounts; valuation of inventory; valuation and recoverability of long-lived assets; property and equipment; contingencies; and income taxes.

On a regular basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Cash and cash equivalents

The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of their acquisition date. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial institutions and are stated at cost, which approximates fair value. For cash management purposes the company concentrates its cash holdings in an account at JP Morgan Chase.

F-8

Foreign currency translation

The Company’s functional currency and its reporting currency is the United States Dollar.

Financial Instruments

Fair Value of Financial Instruments

The carrying amounts reflected in the balance sheets for cash, accounts payable and accrued expenses approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss per Share

The Company follows ASC Topic 260 to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Recent accounting pronouncements

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations, or cash flows of the Company.

3. STOCKHOLDERS’ EQUITY

Common Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.01 per share. 29,370,000 common shares were issued and outstanding as at May 31, 2014. During the period ended May 31, 2014, the Company issued 26,000,000 common shares to founders/executives of company and 3,370,000 were issued for services rendered to various individuals at par value of $.01, for a total value of $293,700.

As of May 31, 2014, Michael Cummings, CEO of 7 Venture Group, Inc. advanced the Company the amount of $215 for operating purposes. Michael Cummings advanced the funds and does not expect to have them paid back. The amount is included in additional paid in capital.

F-9

4. RELATED PARTY TRANSACTIONS

As of May 31, 2014, the management of 7 Venture Group, Inc. advanced the Company the amount of $215 for operating purposes. Michael Cummings advanced the funds and does not expect to have them paid back.

5. INCOME TAXES

A reconciliation of the income tax provision computed at statutory rates to the reported tax provision is as follows:

March 25,
2014 (Date
of Inception) to
May 31
2014

Basic statutory and state income tax rate	35.0%

March 25,
2014 (Date
of Inception) to
May 31
2014

Approximate loss before income taxes	$115

Expected approximate tax recovery on net loss, before income tax	$40
Changes in valuation allowance	(40)

Deferred income tax recovery	$–

Significant components of the Company’s deferred tax assets and liabilities are as follows:

March 25,
2014 (Date
of Inception) to
May 31
2014

Deferred income tax assets
Non-capital losses carried forward	$40
Mineral properties	–
Less: valuation allowance	(40)

Deferred income tax assets	$–

At May 31, 2014, the Company has incurred accumulated net operating losses in the United States of America totaling approximately $293,815 which are available to reduce taxable income in future taxation years.

These losses expire as follows:

Year of Expiry	Amount

2033	$293,815

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carry forwards that is more-likely-than-not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carry forwards, regardless of their time of expiry.

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7 Venture Group, Inc.

BALANCE SHEETS

(Unaudited)

	November 30, 2014	May 31, 2014
ASSETS
Current assets
Cash	$9,081	$100
Total current assets:	9,081	100

Total assets	$9,081	$100

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$–	$–
Advance from related party	29,600	–
Total current liabilities	29,600	–

Total liabilities	29,600	–

Stockholders' equity (deficit)
Common stock, $0.01 par value, 100,000,000 shares authorized, 29,370,000 shares issued and outstanding as of November 30, 2014 and May 31, 2014	293,700	293,700
Additional paid in capital	215	215
Accumulated deficit	(314,434)	(293,815)
Total stockholders' equity (deficit)	(20,519)	100

Total liabilities and stockholders' equity (deficit)	$9,081	$100

The accompanying notes are an integral part of these financial statements.

F-11

7 Venture Group, Inc.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the	For the
	three months	Six months
	ended	ended
	November 30,	November 30,
	2014	2014
Revenues	$–	$–

Operating expenses:
General and administrative	475	555
Professional fees	564	20,064

Total operating expenses	1,039	20,619

Net operating loss	(1,039)	(20,619)

NET LOSS	$(1,039)	$(20,619)

Net loss per common share, basic	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic	29,370,000	29,370,000

The accompanying notes are an integral part of these financial statements.

F-12

7 Venture Group, Inc.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

FROM INCEPTION (MARCH 25, 2014) TO NOVEMBER 30, 2014

(Unaudited)

			Additional
	Common stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, Inception March 25, 2014	–	$–	$–	$–	$–

Common stock issued to founders for services	29,370,000	293,700	–	–	293,700

Contributed capital			215		215
					–
Net loss	–	–	–	(293,815)	(293,815)
Balance, May 31, 2014	29,370,000	$293,700	$215	$(293,815)	$100

Net loss	–	–	–	(20,619)	(20,619)
Balance, November 30, 2014	29,370,000	$293,700	$215	$(314,434)	$(20,519)

The accompanying notes are an integral part of these financial statements.

F-13

7 Venture Group, Inc.

STATEMENT OF CASH FLOWS

(Unaudited)

For the
Six months
ended
November 30,
2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,619)
Net cash used in operating activities	(20,619)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from related party advances	29,600
Net cash provided by financing activities	29,600

Net increase in cash	8,981

Cash, beginning of the period	100
Cash, end of period	$9,081

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$–
Income taxes paid	$–

The accompanying notes are an integral part of these financial statements.

F-14

7 Venture Group, Inc.

Notes To Financial Statements

(Unaudited)

1. BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

7 Venture Group, Inc. is an eSport event and management company that was formed in the State of California on March 25, 2014 as a development stage company headquartered in Irvine, California, United States. The company is structured to conduct business in the eSport Event and Management industry. 7 Venture Group will focus on a reputation for integrity and high levels of performance along with a strong future focusing on growth and profitability.

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable and that 7 Venture Group may raise a sufficient amount of capital to commence operations to implement our business plan. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company:

•	has funds available for working capital, project development and sales and marketing efforts;
•	has funds for the continuous upgrading of its production operations and facilities;
•	achieves the projected sales revenues;
•	controls the Company’s operating expenses;
•	continues to attract new business;
•	withstands competition in the Company’s marketplace.

The company's Chairman/CEO Michael Cummings and Founder control majority common class A stock at 7 Venture Group, Inc. 7 Venture goal is to own a diverse range of businesses including the following:

eSport Events

Talent Management

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied. Our fiscal year end is May 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include: revenue recognition; sales returns and other allowances; allowance for doubtful accounts; valuation of inventory; valuation and recoverability of long-lived assets; property and equipment; contingencies; and income taxes.

On a regular basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Cash and cash equivalents

The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of their acquisition date. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial institutions and are stated at cost, which approximates fair value. For cash management purposes the company concentrates its cash holdings in an account at JP Morgan Chase.

Foreign currency translation

The Company’s functional currency and its reporting currency is the United States Dollar.

F-15

Financial Instruments

Fair Value of Financial Instruments

The carrying amounts reflected in the balance sheets for cash and advance from related party approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Stock-Based Compensation

The Company records stock based compensation to employees in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 505-50 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Basic and Diluted Loss per Share

The Company follows ASC Topic 260 to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Recent accounting pronouncements

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations, or cash flows of the Company.

F-16

3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start-up costs and expenses. As a result, the Company incurred net losses for the six months ended November 30, 2014 of $20,619 and accumulated deficit of $314,434. In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

4. STOCKHOLDERS’ EQUITY

Common Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.01 per share. 29,370,000 common shares were issued and outstanding as at November 30, 2014 and May 31, 2014. During the period ended May 31, 2014 the Company issued 26,000,000 common shares to founders/executives of company and 3,370,000 were issued for services rendered to various individuals at par value of $.01, for a total value of $293,700.

As of May 31, 2014, Michael Cummings, CEO of 7 Venture Group, Inc. contributed to the Company the amount of $215 for operating purposes. The amount is reflected in additional paid in capital.

5. RELATED PARTY TRANSACTIONS

As of November 30, 2014, the President and shareholder of the Company advanced $29,600 to the Company. These advances bear no interest and are due on demand.

6. SUBSEQUENT EVENTS

The Company has evaluated activities subsequent to the quarter ended November 30, 2014 through January 7, 2015, the date on which the financial statements were available to be issued, and determined that there are no events to disclose.

F-17

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by 7 Venture Group in connection with registering the sale of the common stock. 7 Venture Group has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees		$15,000
Accounting Fees	$
Audit Fees		$4,000

Total		$19,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the California General Corporation Law, we have adopted provisions in our by-laws to be in effect that limits or eliminates the personal liability of our directors. Consequently, a director will not be personally liable to us, or our stockholders, for monetary damages or breach of fiduciary duty as a director, except for liability for:

●    any breach of the director's duty of loyalty to us or our stockholders;

●    any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●    any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

●    any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

●	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the California General Corporation Law; and

●	we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We intend to obtain and thereafter maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

II-1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit
3.1	Articles of Incorporation*
3.2	Amended Articles of Incorporation*
3.3	Bylaws*
5	Opinion of Joseph L. Pittera, Esq.
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5)
99.1	Subscription Agreement*
99.2	Escrow Agreement *

* Previously filed.

ITEM 17. UNDERTAKINGS

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, 7 Venture Group includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

II-2

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California on April 22, 2015.

7 Venture Group
(Registrant)

By: /s/ Michael Cummings

CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Michael Cummings	CEO, Principal Financial Officer,	April 22, 2015
Principal Accounting Officer
and Director

II-4